Exhibit 16.1

May 12, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Northview Acquisition Corp. under the section titled “CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS” in its Form S-4/A dated May 12, 2025. We agree with the statements concerning our Firm in such Form S-4/A; we are not in a position to agree or disagree with other statements of Northview Acquisition Corp. contained therein.

Very truly yours,

/s/ Marcum llp

Marcum llp